UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018
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Mastercard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2018, the Board of Directors of Mastercard Incorporated (the “Company”) elected Choon Phong Goh to the Board of Directors. Mr. Goh is the Chief Executive Officer of Singapore Airlines Ltd. Mr. Goh has also been appointed to the Board’s Nominating and Corporate Governance Committee.

A copy of the press release announcing Mr. Goh’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Goh will receive benefits consistent with that received by non-employee directors, including director compensation, as described in our most recent Annual Report on Form 10-K and proxy statement.  As such, Mr. Goh will receive a pro rated award of Mastercard deferred stock units under the Company’s 2006 Non-Employee Director Equity Compensation Plan to reflect his three months of service prior to the Annual Meeting, after which, if elected by stockholders, Mr. Goh will receive a full term’s award.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated April 2, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	April 2, 2018	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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